Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Millard S. Drexler, Nicholas P. Lamberti and Arlene S. Hong, or any of them, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign one or more Registration Statements on Form S-1, with exhibits (the “Registration Statement”), for the registration of the Common Stock of J. Crew Group, Inc. under the Securities Act of 1933, as amended (the “Securities Act”), or any amendments to such Registration Statement (including, without limitation, post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 28th day of July, 2005.

Signature	Title	Date

/s/ Richard Boyce Richard Boyce	Director	July 28, 2005

/s/ Jonathan Coslet Jonathan Coslet	Director	July 28, 2005

/s/ James Coulter James Coulter	Director	July 28, 2005

/s/ Steven Grand-Jean Steven Grand-Jean	Director	July 26, 2005

/s/ Emily Scott Emily Scott	Director	July 28, 2005

/s/ Thomas Scott Thomas Scott	Director	July 28, 2005

/s/ Stuart Sloan Stuart Sloan	Director	July 28, 2005

/s/ Josh Weston Josh Weston	Director	July 28, 2005

/s/ Bridget Ryan Berman Bridget Ryan Berman	Director	July 28, 2005

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